Exhibit 99.2

                                               GRANT NO. JFO-____


                     STOCK OPTION AGREEMENT
       (James-Furman Supplemental 1994 Stock Option Plan)



	THIS AGREEMENT is made as of the 14th day of July, 1994, among ALAN JAMES and WILLIAM A. FURMAN (collectively
"Stockholders"), and ______________________ (the "Optionee").

	Stockholders are, and have been for many years, officers, directors and principal stockholders of The Greenbrier Companies, Inc., a Delaware corporation (the "Company"). Effective July 8, 1994, Stockholders adopted the James-Furman Supplemental 1994 Stock Option Plan (the "Supplemental Plan") to provide a means by which selected Employees of the Company and its Affiliates may be given the opportunity to acquire stock of the Company as compensation for services heretofore rendered to the Company and as a further incentive to exert maximum efforts on behalf of the Company and its Affiliates.

	Pursuant to the Supplemental Plan, Stockholders have granted to Optionee an option to purchase shares of the Company's Common
Stock, par value $0.001 per share (the "Common Stock"), in the amount, and pursuant to the terms, set forth herein.

	NOW, THEREFORE, in consideration of the promises and the mutual covenants contained in this Option Agreement, the parties agree as follows:

	1. Grant. Stockholders hereby severally, each Stockholder as to one-half of the shares to which the Option relates, grant to Optionee, upon the terms and conditions set forth below, the right and option (the "Option") to purchase an aggregate of ___________ shares of Common Stock at an exercise price of $4.00 per share (the "Exercise Price"), subject to the terms and conditions of the Supplemental Plan, which are incorporated herein by reference. In the event of a conflict between the terms and conditions of the Supplemental Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Supplemental Plan shall govern. The Option is a Nonstatutory Stock Option and is not an Incentive Stock Option, as defined in
Section 422 of the Code.

	2. Term of Option. Subject to reductions in the term of the Option as provided in the Supplemental Plan and this Option Agreement, the Option shall continue in effect until July 13, 2002, and may be exercised during such term only in accordance with the provisions of the Supplemental Plan and this Option Agreement.

	3. Vesting Schedule. The Option may be exercised, in whole or in part, in accordance with the following schedule:

	(a) Until July 14, 1996, (two years after the date of grant) no shares may be purchased under the Option;

	(b) Commencing July 14, 1996, one-half of the shares purchasable under the Option may be purchased at any time thereafter until the Option expires;

	(c) Commencing July 14, 1999 (five years after the date of grant) all or any portion of the remainder of the shares purchasable under the Option may be purchased at any time thereafter until the Option expires.

	4.  EXERCISE OF OPTION.

	A. Right to Exercise. The Option is exercisable during its term in accordance with the Vesting Schedule set forth above and the applicable provisions of the Supplemental Plan and this Option Agreement. In the event that the Optionee's employment or service with the Company terminates during the term of the Option, the exercisability of the Option shall be governed by the applicable provisions of the Supplemental Plan and this Option Agreement.

	B. Method of Exercise. The Option is exercisable by delivery of an exercise notice, which notice shall state the election to exercise the Option, the number of shares of Common Stock in respect of which the Option is being exercised (the "Exercised Shares"), and such other representations and agreements as may be required by Stockholders, the Escrow Agent or the Company pursuant to the provisions of the Supplemental Plan. In addition, Optionee agrees to execute, as a condition of Option exercise, such agreements respecting the Exercised Shares as the Committee, in its reasonable discretion, determines to be required under the terms of agreements to which the Company is a party or otherwise advisable and in the best interests of the Company. The exercise notice shall be signed by Optionee and shall be delivered in person or by certified mail to the Escrow Agent with a copy to each Stockholder and to the Secretary of the Company. The exercise notice shall be accompanied by payment of the aggregate Exercise Price as to all the Exercised Shares. The Option shall be deemed to be exercised upon receipt by the Escrow

Agent of such fully executed exercise notice accompanied by such aggregate Exercise Price. For income tax purposes the Exercised Shares shall be considered transferred to Optionee on the date the Option is exercised with respect to such Exercised Shares.

	5. CONDITIONS. The obligations of Stockholders under this Option Agreement shall be subject to the approval of such state or federal authorities or agencies as may have jurisdiction in the matter. Stockholders and the Company will use their respective reasonable efforts to take such steps as may be required by state or federal law or applicable regulations, including rules and regulations of the Securities and Exchange Commission and any national securities exchange on which the Common Stock may then be listed, in connection with the transfer or sale of any shares acquired pursuant to this Option Agreement or the listing of such shares on any such exchange. None of Stockholders or the Company shall be obligated to issue or deliver shares of Common Stock under this Option Agreement if, upon advice of the Company's legal counsel, such issuance or delivery would violate state or federal securities laws.

	6.  METHOD OF PAYMENT.  Payment of the aggregate Exercise
Price shall be in cash, or upon such terms as shall be mutually agreed among the Optionee and the selling Stockholder.

	7. RESTRICTION ON TRANSFER. The Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by Optionee or Optionee's guardian or legal representative. The terms of the Supplemental Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of Optionee.

	8. LEGENDS. All certificates representing any of the shares of Common Stock subject to the provisions of this Option
Agreement shall have endorsed thereon the following legends:

	(a)  "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE
SECURITIES ACT OF 1933.  THEY MAY NOT BE SOLD, OFFERED FOR SALE,
PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE
REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN
OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH
REGISTRATION IS NOT REQUIRED."

	(b) Any legend required to be placed thereon by applicable Blue Sky laws of any state.

	(c) Any legend required to be placed thereon by any applicable shareholder agreement.

	9. EMPLOYMENT. Nothing in the Supplemental Plan or in this Option Agreement shall (i) confer upon the Optionee any right with respect to continuation of employment with the Company or any Affiliate or (ii) interfere in any way with the right of the Company or any Affiliate to terminate the Optionee's employment
(or service as a Director, in accordance with applicable corporate law, or service as a Consultant) at any time for any reason, with or without cause.

	10. THE SUPPLEMENTAL PLAN. The Option is subject to the terms and conditions of the Supplemental Plan.

	11.  DEFINITIONS.  Any capitalized term in this Option
Agreement which is not defined herein and which is defined in the Supplemental Plan shall have the same definition as in the Supplemental Plan.

	12. GOVERNING LAW. To the extent that federal laws (such as the Code and federal securities laws) do not otherwise control, this Option Agreement and the Supplemental Plan shall be construed in accordance with the laws of the state of Oregon.

	13. HEADINGS. Headings contained in this Option Agreement are for reference purposes and shall not affect the meaning or interpretation of this Option Agreement.

	Optionee and Stockholders agree that the Option is granted under and governed by the terms and conditions of the Supplemental Plan and this Option Agreement. Optionee has reviewed the Supplemental Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Supplemental Plan and Option Agreement.

	Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Supplemental Plan and Option Agreement.

OPTIONEE:					                                   	STOCKHOLDERS:


- ------------------------------                   --------------------------
Signature                                        Alan James


                                                 --------------------------
- ------------------------------	                  William A. Furman
Print Name


- ------------------------------
Social Security Number

							Approved:

							THE GREENBRIER COMPANIES, INC.


							By:
							   ---------------------------
           President



                        CONSENT OF SPOUSE


	The undersigned spouse of Optionee has read and hereby approves the terms and conditions of the Supplemental Plan and this Option Agreement. In consideration of the Company's granting his or her spouse the right to purchase shares of Common Stock as set forth in the Supplemental Plan and this Option Agreement, the undersigned hereby agrees to be irrevocably bound by the terms and conditions of the Supplemental Plan and this Option Agreement, and further agrees that any joint or community property interest shall be similarly bound. The undersigned hereby appoints the undersigned's spouse as attorney-in-fact for the undersigned with respect to any amendment or exercise of rights under the Supplemental Plan or this Option Agreement.


					----------------------------------------
					Spouse of Optionee